                                                                   EXHIBIT 99.1

                                WRITTEN CONSENT
                                     OF THE
                                  STOCKHOLDERS
                                       OF
                     AMERICAN TRANSITIONAL HOSPITALS, INC.


         The undersigned stockholders of American Transitional Hospitals, Inc., a Delaware corporation ("ATH" or the "Company"), as provided in Company's Second Amended and Restated Certificate of Incorporation (the "Charter") by this writing approve the following resolutions and consent to their adoption:

                 RESOLVED, that the undersigned stockholders of the Corporation hereby approve and adopt the Agreement and Plan of Merger dated June 22, 1994 (the "Merger Agreement") by and among Beverly Enterprises, Inc. ("Beverly"), ATH Acquisition, Inc., ("Acquisition"), and ATH and the transactions contemplated thereby, pursuant to which, among other things, Acquisition would be merged with and into ATH, as a result of which ATH would become a wholly-owned subsidiary of Beverly with the undersigned stockholders receiving shares of Beverly common stock (the "Merger");

                 FURTHER RESOLVED, that the undersigned owners of ATH Preferred Stock Series A through D, hereby consent to the waiver of 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on such stock as provided in the Charter (the "Waiver"). This Waiver is effective upon the consent of more than 50% of the outstanding shares of Preferred Stock on an as-converted basis as provided in Article IV Section C(6)(a) of the Charter; and

                 FURTHER RESOLVED, that the appropriate officer of the Corporation be and each of them hereby is authorized and directed to take such actions and to execute such documents as they may deem necessary or appropriate to effect the consummation of the Merger.

         This Written Consent is executed pursuant to Section 228 of the Delaware General Corporation Law and Section 12 of Article II of the Bylaws of this Corporation and is to be filed with the minutes of the proceedings of the Company. The transactions referred to in the resolutions above are detailed in the Notice of Consent Solicitation Prospectus/Consent Statement dated August 5, 1994, and related contractual documents which accompany this Written Consent.

         This Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Written Consent will become effective when counterparts hereof executed by the holders of the minimum number of shares of the Company's stock required for





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such effectiveness by law have been received by the Company. This Written
Consent may by revoked at any time prior to 5:00 p.m. (C.D.T.) on September 1, 1994. To revoke this Written Consent, a written or facsimile transmission notice of revocation must be timely received by ATH prior to 5:00 p.m. (C.D.T.) on September 1, 1994. Properly revoked Written Consents may be redelivered at any time prior to 5:00 p.m. (C.D.T.) on September 1, 1994.

         IN WITNESS WHEREOF, the undersigned have executed this Written Consent with respect to all shares of stock of the class and series indicated below owned by them.

STOCKHOLDERS
_____________________________                                     Date: ________________, 1994
E. Thomas Chaney (Common)

_____________________________                                     Date: ________________, 1994
Richard E. Ragsdale (Common,
  Class C Preferred)

_____________________________                                     Date: ________________, 1994
David L. Steffy (Common,
  Class C Preferred)

_____________________________                                     Date: ________________, 1994
Robert C. Crosby
(Common, Class D Preferred)

_____________________________                                     Date: ________________, 1994
James M. Usdan (Common)

_____________________________                                     Date: ________________, 1994
Kathleen M. Griffin (Common)


MENLO VENTURES III

By: Menlo Management Partners,
      General Partner

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class A, B, C and D
       Preferred)





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
VENTURES MEDICAL, L.P.

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class B and D Preferred)


THE GENESIS FUND

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class B Preferred)


CRITERION VENTURE PARTNERS III, LIMITED

By: CVP III, General Partner

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class B and D Preferred)

_____________________________                                     Date: ________________, 1994
Barry J. Fireman
(Class C Preferred)

_____________________________                                     Date: ________________, 1994
Charles R. Miller
(Class C Preferred)

_____________________________                                     Date: ________________, 1994
Robert Green
(Class C Preferred)

CHARLES RIVER PARTNERSHIP V

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class C and D Preferred)





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

REGIONAL FINANCIAL ENTERPRISES

By: RFE Associates III, L.P.
    its General Partner

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class C Preferred)

INTERWEST PARTNERS IV, L.P.

By: InterWest Management Partners IV
    its general partner

By: _________________________                                     Dated ________________, 1994
Title: ______________________
       (Class D Preferred)


UNCO VENTURES, INC.

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class D Preferred)


HEALTHTRUST, INC. -
THE HOSPITAL COMPANY

By: _________________________                                     Date: ________________, 1994
Title: ______________________
       (Class D Preferred)

_____________________________                                     Date: ________________, 1994
Stuart Schube
(Class D Preferred)

_____________________________                                     Date: ________________, 1994
Edwin A. Allbritton
(Class D Preferred)

_____________________________                                     Date: ________________, 1994
Stephen R. Munroe
(Class D Preferred)





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